UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 26, 2009

MENDOCINO BREWING COMPANY, INC.
(Exact name of issuer as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of principal executive offices)	(Zip Code)

(707) 463-6610
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Securities.

On January 26, 2009, the Board of Directors (the "Board") of Mendocino Brewing Company, Inc. (the "Company") approved the issuance of an aggregate of 283,076 shares of the Company's unregistered common stock to certain of the Company's independent non-employee directors in recognition of services provided to the Board by such directors and as compensation pursuant to the terms of the Company's Directors' Compensation Plan for their attendance at Board and Committee meetings held during 2007 and service to a special committee of the Board during 2008.  The Company believes that the issuance of the aforementioned shares is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, because of the limited numbers of recipients, the significant business experience and financial sophistication of each of the recipients and the intimate knowledge and familiarity with the Company's business possessed by such directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: January 29, 2009	By:	/s/ Yashpal Singh
Yashpal Singh
President and Chief Executive Officer